Exhibit 21

Subsidiary Legal Name (a)	Jurisdiction	Assumed Name or d/b/a
Dan Young Chevrolet, Inc. (b)	Indiana	N/A
DiFeo Partnership, LLC (c)	Delaware	N/A
Florida Chrysler Plymouth, Inc. (d)	Florida	N/A
Goodman Retail Limited (e)	England and Wales	N/A
Isaac Agnew (Holdings) Limited (f)	Northern Ireland	N/A
Landers Auto Sales, LLC (g)	Delaware	N/A
Late Acquisition 1, LLC (h)	Delaware	N/A
MAN Automotive Imports Pty Ltd.	Australia	NA
Maranello Holdings Ltd. (i)	England & Wales	N/A
PAG Atlanta Management, Inc. (j)	Delaware	N/A
PAG Greenwich Holdings, LLC (k)	Delaware	N/A
PAG Italy S.r.l. (l)	Italy	N/A
PAG Orlando Limited, LLC (m)	Delaware	N/A
PAG West, LLC (n)	Delaware	N/A
Penske Automotive Europe GmbH (o)	Germany	N/A
Penske Commercial Vehicles NZ (p)	New Zealand	N/A
Penske Commercial Vehicles Pty Ltd. (q)	Australia	N/A
Penske Commercial Vehicles US, LLC (r)	Delaware	N/A
Penske Transportation Group International Pty Ltd. (s)	Australia	N/A
SDG Automotive Investments, LLC (t)	Ohio	N/A
Sytner Group Limited (u)	England and Wales	N/A
UAG Caribbean, Inc. (v)	Delaware	N/A
UAG Classic, Inc. (w)	Delaware	N/A
UAG Connecticut I, LLC (x)	Delaware	N/A
UAG Houston Acquisition, Ltd. (y)	Texas	N/A
United Auto Finance, Inc. (z)	Delaware	N/A

(a) Certain subsidiaries were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K, including 35 subsidiaries owned directly by Registrant which are automotive retail subsidiaries operating in the United States.

(b) 2 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(c) 6 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(d) 1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(e) 1 automotive retail subsidiary operating in the United Kingdom was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(f) 9 automotive retail subsidiaries operating in the United Kingdom were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(g) 8 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(h) 1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(i) 1 automotive retail subsidiary operating in the United Kingdom was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(j) 2 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(k) 1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(l) 3 automotive retail subsidiaries operating in Italy were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(m) 1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(n) 41 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(o) 1 automotive retail subsidiary operating in Germany was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(p) 1 commercial vehicle distribution subsidiary operating in New Zealand was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(q) 2 commercial vehicle distribution subsidiaries operating in Australia were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(r) 4 retail commercial vehicle subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(s) 1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(t) 1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(u) 10 automotive retail subsidiaries operating in the United Kingdom were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(v) 3 automotive retail subsidiaries operating in Puerto Rico were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(w) 7 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(x) 3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(y) 1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(z) 1 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.